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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 9, 2001 (except for the matters discussed in Note 15, as to which the date is April 12, 2001) included in Alloy Online, Inc.'s Form 10-K for the year ended January 31, 2001 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP

                                                         ARTHUR ANDERSEN LLP


New York, New York
August 1, 2001